MITCHELL HUTCHINS SERIES TRUST
GROWTH PORTFOLIO

SUPPLEMENT TO THE PROSPECTUS DATED
MAY 1, 1998,
 AS AMENDED AUGUST 5, 1998

February 25, 1999
Dear Investor,
	This is a supplement to the Prospectus of Growth Portfolio, a series of Mitchell Hutchins
Series Trust. The purpose of the supplement is to disclose a new co-portfolio manager for the portfolio.
	The fifth paragraph on page MH 26 of the Prospectus in the section captioned
"Management" is amended as follows:
Ellen Harris has been primarily responsible for the day-to-day portfolio management of Growth Portfolio since its inception in May
1987 and was joined by Karen L. Finkel in November 1998. Ms. Harris is a managing director of Mitchell Hutchins. Prior to joining Mitchell Hutchins in 1983 as a portfolio manager, Ms. Harris served as a vice president and portfolio manager at American General Capital Management
(now American Capital Management).  Mrs.
Finkel is a senior vice president of Mitchell
Hutchins and has been employed by
Mitchell Hutchins as a portfolio manager for over ten years.



MITCHELL HUTCHINS SERIES TRUST
BALANCED PORTFOLIO

SUPPLEMENT TO THE PROSPECTUS DATED MAY 1,
1998,
 AS AMENDED AUGUST 5, 1998

February 25, 1999
Dear Investor,
	This is a supplement to the Prospectus of Mitchell
Hutchins Series Trust ("Trust") that describes several changes of which investors should be aware.
BALANCED PORTFOLIO
	The fourth sentence in the first paragraph describing the Balanced Portfolio on page MH 16 of the Trust's prospectus is replaced by the following:
The Portfolio may invest up to 10% of its assets in bonds and other securities, including convertible securities, rated below investment grade but at least B by S&P or Moody's, comparably rated by another NRSRO or determined by Mitchell Hutchins to be of comparable quality.














PRINTER PLEASE DISREGARD - THIS IS NOT A PART
OF THE FILING













Distribution List:
Approved
With comments
Approved
No comments
Date of
Approval
Portfolio Managers:
Ellen Harris
Karen Finkel



Marketing:
Ursula Carty
Bonnie O'Sullivan



Admin:
John Challice





cc:	Mark Goldstein
	Dianne O'Donnell